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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2003

Commission File Number: 0-19298

VARSITY BRANDS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	22-2890400 (I.R.S. Employer Identification No.)
6745 Lenox Center Court, Suite 300, Memphis, TN 38115 (Address of principal executive offices) (Zip code)
(901) 387-4300 (Registrant's telephone number, including area code)
N/A (Former name, former address and former fiscal year, if changed since last report)

Item 5.    Other Events and Regulation FD Disclosure

        On August 13, 2003, Varsity Brands, Inc. (the "Company") (i) mailed a Proxy Statement to all holders of record of the Company's common stock as of August 4, 2003, in connection with a special meeting of the Company's stockholders for the purposes of approving the proposed merger pursuant to which the Company would be acquired by a wholly-owned subsidiary of an affiliate of Leonard Green & Partners, L.P., together with members of the Company's Senior Management, and (ii) commenced a cash tender offer for all of its outstanding 10 1/2% Senior Notes due 2007.

        On August 13, 2003, the Company issued a press release announcing the mailing of the Proxy Statement and the commencement of the cash tender offer. A copy of the press release is annexed hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits

  (c)
  The following are filed as Exhibits to this Current Report on Form 8-K:

  99.1
  Press release issued by the Company on August 13, 2003.

  99.2
  Press release issued by the Company on August 14, 2003.

Item 9.    Regulation FD Disclosure

        On August 14, 2003, the Company issued a press release, attached hereto as Exhibit 99.2 and incorporated herein by reference, announcing the Company's operating results for the three months ended June 30, 2003. This information is being furnished pursuant to Item 9, "Regulation FD Disclosure" and Item 12, "Results of Operations and Financial Condition."

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARSITY BRANDS, INC. (Registrant)
Date: August 14, 2003	By:	/s/ JOHN M. NICHOLS Name: John M. Nichols Title: Chief Financial Officer and Senior Vice President

INDEX TO EXHIBITS

99.1	Press release issued by the Company on August 13, 2003.
99.2	Press release issued by the Company on August 14, 2003.

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  Item 5. Other Events and Regulation FD Disclosure
  Item 7. Financial Statements and Exhibits
  Item 9. Regulation FD Disclosure
SIGNATURES
INDEX TO EXHIBITS